Exhibit 99.1

                RADIATION THERAPY SERVICES OFFICERS ADOPT 10B5-1
                         PRE-ARRANGED STOCK SALES PLANS

    FORT MYERS, Fla., June 6 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a leading operator of radiation therapy centers, announced today that Daniel Dosoretz, M.D., President and Chief Executive Officer, James Rubenstein, M.D., Medical Director and Joseph Biscardi, Corporate Controller and Chief Accounting Officer have adopted pre-arranged trading plans in accordance with guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934 as permitted by the Company's insider trading policy.

    The three plans represent a total of up to 520,000 shares, or 7.9% of the three officers' holdings, to be sold over the next twelve months. Dr. Dosoretz's program represents up to 240,000 shares, or approximately 6.4% of his holdings of Radiation Therapy common stock, to be sold over the next 12 months. No shares will be sold prior to June 10, 2005. The actual transactions of the plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission. The trading plan is designed to allow executives to sell shares in an orderly fashion for asset diversification and tax planning and to avoid concerns about initiating stock transactions while in possession of material, non-public information. As of May 12, 2005, the Company had outstanding 22,718,274 shares of common stock.

    Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock. The plans may be entered into only when the director or officer is not in possession of material, nonpublic information and may be used to gradually diversify investment portfolios over a period of time. Once the plan is set up, trades may be executed at times when the director or officer is in possession of material nonpublic information, based on the application of a formula determined at the time the plan was entered.

    Dr. Dosoretz, President and Chief Executive Officer said, "I am pleased by the progress Radiation Therapy is making on executing the strategy of building on our already strong network of treatment centers while entering select high growth markets with attractive demographics. Our acquisition and de novo center development pipelines remain healthy. I continue to be the largest shareholder in the Company and have great confidence in our ability to grow the business."

    About Radiation Therapy Services
    Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 65 treatment centers are clustered into 21 regional networks in 13 states, including Alabama, Arizona, Delaware, Florida, Kentucky, Maryland, Massachusetts, Nevada, New Jersey, New York, North Carolina, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site http://www.rtsx.com.

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    This release may contain forward-looking statements about the Company's future plans, expectations and objectives. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to those risk factors described in the "Risk Factors" section and other information in the Company's recently filed quarterly report on Form 10-Q, as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at http://www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

     Contacts:                           Investors/Media:
     Dave Koeninger                      Nick Laudico/Jason Rando
     Chief Financial Officer             The Ruth Group
     Radiation Therapy Services, Inc.    646-536-7030/7025
     239-931-7282                        nlaudico@theruthgroup.com
     dkoeninger@rtsx.com                 jrando@theruthgroup.com

SOURCE  Radiation Therapy Services, Inc.
    -0-                             06/06/2005
    /CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; or Investors/Media: Nick Laudico, +1-646-536-7030, nlaudico@theruthgroup.com, or Jason Rando, +1-646-536-7025, jrando@theruthgroup.com, both of The Ruth Group, for Radiation Therapy Services, Inc./
    /Web site:  http://www.rtsx.com